UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2023

OpenLocker Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24520	04-3021770
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

625 N. Flagler Drive, Suite 600, West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 351-9195

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 1, 2023, (the “Issue Date”) OpenLocker Holdings, Inc. (“OpenLocker”) entered into a Note Purchase Agreement (each a “Note Purchase Agreement”) and a Promissory Note (each a “Note”) with American Capital Ventures, Inc. (“American Capital”) and Leone Group LLC (“Leone Group”). Howard Gostfrand (“Gostfrand”), the President of American Capital, is also the Chief Executive Officer, Principal Financial Officer, and a Director of OpenLocker. Laura Anthony (“Anthony”), the Managing Member of Leone Group, is also the President, Secretary and Chairperson of the Board of OpenLocker.

Each of Leone Group and American Capital each loaned OpenLocker Forty Thousand Dollars ($40,000.00) (the “Principal Amount”) pursuant to a Note Purchase Agreement and a Note. Each Note matures on the one-year anniversary of the Issue Date, at which time the Principal Amount of each Note and simple interest at the rate of ten percent (10%) per annum shall be due and payable to each of American Capital and Leone Group.

Each Note Purchase Agreement and Promissory Note contain customary representations, warranties, and provisions of the parties thereto.

The information set forth above is qualified in its entirety by reference to the actual terms of the form of Note Purchase Agreement and the Note between OpenLocker and American Capital and Leone Group, respectively, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Note Purchase Agreement

10.2	Form of Note

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPENLOCKER HOLDINGS, INC.
(Registrant)

Date: August 4, 2023		/s/ Howard Gostfrand
	Name:	Howard Gostfrand
	Title:	Chief Executive Officer

3